Exhibit (10)(u)* to Report
                               on Form 10-K for Fiscal
                              Year Ended June 30, 1995
                           by Parker-Hannifin Corporation



               Parker-Hannifin Corporation 1996 Volume Incentive Plan



              *Numbered in accordance with Item 601 of Regulation S-K.

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                         PARKER-HANNIFIN CORPORATION
                            VOLUME INCENTIVE PLAN
                             FOR FISCAL YEAR 1996



Participants:   All Group Presidents, Trading Subsidiary Presidents and
                Group Operating Vice Presidents

Terms: Participants will receive a bonus of 1 percent of base pay for each 1 percent increase in excess of a 7.5 percent increase, up to a
         12.5 percent increase, in fiscal year 1996 customer sales over fiscal year 1995 customer sales for their respective operations. Participants will receive a bonus of 2 percent of base pay for each 1 percent increase in customer sales above 12.5 percent.
         Participants are limited to an overall maximum bonus under the Plan of 15 percent of base pay. Acquisitions may only account for up to 5 percent of the increase in customer sales. Also, sales growth above 12.5 percent will result in additional payments under the Plan only if the operating group is exceeding corporate goals with respect to its return on sales and its assets/sales ratio.